Exhibit 2.2

Dated May 31, 2012

COMPAGNIE GENERALE DE GEOPHYSIQUE VERITAS

AND THE GUARANTOR NAMED HEREIN

6 1⁄2% SENIOR NOTES DUE 2021

SUPPLEMENTAL INDENTURE

THE BANK OF NEW YORK MELLON

TRUSTEE

Ref: L-114897

Linklaters LLP

This SUPPLEMENTAL INDENTURE, dated as of May 31, 2012 is among Compagnie Générale de Géophysique - Veritas, a société anonyme incorporated in France and registered at the Paris commercial register under number 969 202 241 (the “Company”), Sercel-GRC Corp., an Oklahoma corporation (the “Additional Guarantor”) and The Bank of New York Mellon, as Trustee (the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee entered into an Indenture, dated as of May 31, 2011 (the “Indenture”), pursuant to which the Company has originally issued $650,000,000 in principal amount of 6 1⁄2% Senior Notes due 2021 (the “Notes”); and

WHEREAS, Section 9.01(f) of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture in order to execute and deliver a guarantee (a “Subsidiary Guarantee”) to comply with Section 10.02 thereof without the consent of the Holders of the Notes; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the charter and the bylaws (or comparable constituent documents) of the Company, of the Guarantor and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Company, the Additional Guarantor and the Trustee, in accordance with its terms, have been duly done and performed.

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Additional Guarantor and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1

SECTION 1.01. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

SECTION 1.02. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Additional Guarantor and the Trustee.

ARTICLE 2

From this date, in accordance with Section 10.02 of the Indenture and by executing this Supplemental Indenture and the accompanying notation of Subsidiary Guarantee (a copy of which is attached hereto), the Additional Guarantor is subject to the provisions of the Indenture to the extent provided for in Article 10 thereunder.

ARTICLE 3

SECTION 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

SECTION 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

SECTION 3.03. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SUPPLEMENTAL INDENTURE.

SECTION 3.04. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

COMPAGNIE GÉNÉRALE DE GÉOPHYSIQUE - VERITAS

By:	/s/ STEPHANE-PAUL FRYDMAN
Name:	Stephane-Paul Frydman
Title:	Chief Financial Officer

SERCEL-GRC CORP.

By:	/s/ ARNAUD SURPAS
Name:	Arnaud Surpas
Title:	President

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ CATHERINE F. DONOHUE
Name:	Catherine F. Donohue
Title:	Vice Président